EXHIBIT 10.16

           OPEN-END LEASEHOLD MORTGAGE, MORTGAGE, ASSIGNMENT OF LEASES
              AND RENTS, SECURITY AGREEMENT AND FINANCING STATEMENT
                             BRE/CITY CENTER L.L.C.


     THIS OPEN-END LEASEHOLD MORTGAGE, MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT and FINANCING STATEMENT (herein sometimes called "Mortgage") is dated for reference purposes as of April 25, 2001, by BRE/City Center L.L.C., a Delaware limited liability company, as mortgagor ("Borrower") in favor of Corus Bank, N.A., located at 3959 N. Lincoln Avenue, Chicago, IL 60613 ("Lender"), as mortgagee.

                                    RECITALS:

     A. Loan. Borrower is the owner of the land described as Parcel 1 on Exhibit A attached hereto (the "Fee Parcel"), together with all improvements thereon, is the lessee under the Ground Lease (defined below), which covers the land legally described as Parcel 2 on Exhibit A attached hereto (the "Leased Parcel"), and has rights to the easement parcel legally described as Parcel 3 on Exhibit A attached hereto (the "Easement Parcel"). Lender has agreed to lend to Borrower an amount equal to Sixty-Seven Million and no/100 Dollars ($67,000,000.00) (the "Loan"), pursuant to the terms and conditions set forth in that certain Loan Agreement dated even date herewith between Borrower and Lender (the "Loan Agreement"). Any capitalized term used herein and not defined herein, but defined in the Loan Agreement, shall have the meaning ascribed to such term in the Loan Agreement.

     B. Note. Borrower executed and delivered to Lender a promissory note, of even date herewith, in the original principal amount of $67,000,000.00 (said note, as it may be amended, modified, extended, supplemented, restated or replaced is referred to herein as the "Note"), bearing interest at the variable rate calculated in accordance with the terms of the Loan Agreement (the "Interest Rate"). Upon the occurrence of an Event of Default and certain other circumstances set forth in the Loan Agreement or the other Loan Documents, interest under the terms of the Note is charged at a default rate of interest (the "Default Rate" as defined in the Loan Agreement). The Note is incorporated herein by reference as if fully set forth herein. The Note is due and payable in full if not sooner paid on or before the April 30, 2006, subject to acceleration as provided in the Note, this Mortgage, or the other Loan Documents, defined below. All principal and interest on the Note are payable in lawful money of the United States of America at the office of Lender set forth above, or at such place as the holder thereof may from time to time appoint in writing.

     C. Loan Documents. To evidence and secure the obligations and liabilities of Borrower to Lender in connection with the Loan, Borrower has executed and delivered to Lender the Loan Agreement, the Note and this Mortgage. Borrower has also executed various other security agreements, assignments, certificates and indemnities relating to the obligations evidenced by the Loan Agreement and/or the Note. The Loan Agreement, the Note, this Mortgage, together with all such agreements, loan agreements, security agreements, assignments, certificates, indemnifications, documents, notes, guarantees, pledges, consents, contracts, notices, financing statements, hypothecation agreements, collateral assignments, mortgages, chattel mortgages, and instruments given to evidence or secure the indebtedness evidenced by the Loan Agreement and the Note and all amendments, modifications, supplements, extensions and restatements thereof and thereto, and all agreements, notes, documents or instruments delivered in substitution therefor or in lieu thereof, whether heretofore, now or hereafter executed by or on behalf of Borrower, any party who or which has guaranteed all or any portion of the indebtedness evidenced by the Loan Agreement and the Note, or any other person or entity (other than Lender), delivered to Lender or any participant with respect to the Loan are collectively referred to herein as the "Loan Documents". Borrower, any person who has guaranteed all or any portion of the Loan, or any other party who is a party to any one or more of the Loan Documents (other than Lender) are referred to collectively as the "Loan Parties." Definitions contained in this Mortgage which identify documents, including the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Mortgage or otherwise with the consent of Lender. Reference to this Mortgage, the Loan Agreement or any other Loan Document contained in any of the foregoing documents shall be deemed to include all amendments, modifications, supplements, restatements or replacements thereof or thereto and supplements to this Mortgage.

     D. The Secured Obligations. As used in this Mortgage, the term "Secured Obligations" means and includes all of the following: (i) the principal of and interest on the Note; (ii) all indebtedness of any kind arising under, and all amounts of any kind which at any time become due or owing to Lender under or with respect to this Mortgage or any of the other Loan Documents; (iii) all of the covenants, obligations and agreements of Borrower or any other Loan Party in, under or pursuant to the Note, this Mortgage, and all of the other Loan Documents; (iv) all advances, costs or expenses paid or incurred by Lender to protect any or all of the Collateral (hereinafter defined), perform any obligation of Borrower or any other Loan Party hereunder or under any other Loan Document (including the payment of taxes, assessments and insurance premiums), or collect any amount owing to Lender which is secured hereby pursuant to
Section 5301.233 of the Ohio Revised Code; (v) any and all other liabilities, obligations and indebtedness, howsoever created, arising or evidenced, direct or indirect, absolute or contingent, recourse or nonrecourse, now or hereafter existing or due or to become due, owing by Borrower to Lender; (vi) interest on all of the foregoing; and (vii) all costs of enforcement and collection of this Mortgage and the other Loan Documents and the Secured Obligations. Lender and Borrower hereby agree that Borrower shall not be liable for any costs attributable to the negotiation and execution of any document, agreement or instrument associated with any future syndication of this Loan (excluding any costs associated with the syndication to Corus Bankshares, Inc. ("CBS") pursuant to that certain Loan Participation Agreement, dated of even date herewith, between Lender and CBS). The maximum amount included within the Secured Obligations on account of principal shall not exceed the sum of an amount equal to two (2) times the original principal amount of the Note, plus interest, plus the total amount of all advances made by Lender from time to time to protect the Collateral and the security interest and lien created hereby.

                                      GRANT

     NOW THEREFORE, for and in consideration of Lender's making the proceeds of the Loan available to Borrower and any other financial accommodation to or for the benefit of Borrower, consideration of the various agreements contained herein and in the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Borrower, and in order to secure the full, timely and proper payment and performance of each and every one of the Secured Obligations,

BORROWER HEREBY MORTGAGES, CONVEYS, TRANSFERS AND ASSIGNS TO LENDER AND ITS SUCCESSORS AND ASSIGNS, FOREVER, AND HEREBY GRANTS TO LENDER AND ITS SUCCESSORS AND ASSIGNS FOREVER ALL OF BORROWER'S RIGHT, TITLE AND INTEREST AND A CONTINUING SECURITY INTEREST, IN AND TO, ALL OF THE FOLLOWING, SUBJECT TO THE PERMITTED EXCEPTIONS (COLLECTIVELY REFERRED TO HEREIN AS THE "COLLATERAL")

     (a) Land. All of the land described as Parcel 1 on Exhibit A attached hereto, together with all tenements, rights, easements, hereditaments, rights of way, privileges, liberties, appendages and appurtenances now or hereafter belonging or in any-wise appertaining to the land (including, without limitation, all rights relating to storm and sanitary sewer, water, gas, electric, railway and telephone services); all air rights, water, water rights, water stock, gas, oil, minerals, coal and other substances of any kind or character underlying or relating to the land; all estate, claim, demand, right, title or interest of Borrower in and to any street, road, highway, or alley (vacated or otherwise) adjoining the land or any part thereof; all strips and gores belonging, adjacent or pertaining to the land; and any after-acquired title to any of the foregoing (the Fee Parcel and the Leased Parcel are sometimes collectively referred to herein as the "Land");

     (b) Leased Parcel. All rights, privileges and options (but excluding any obligations or liabilities) pursuant to the terms of that certain Lease by and between The Kope Realty Company and National City Bank, filed for record October 26, 1976 at 2:29 P.M., and recorded in Lease Volume 515, Page 1 of Cuyahoga County Records and assigned by assignment of Lease from National City Bank to National City Center Joint Venture, filed for record October 21, 1977 at 3:14 P.M., and recorded in Lease Volume 523, Page 47 of Cuyahoga County Records and by Assignment between National City Center Joint Venture, an Ohio Partnership, and Euclid-Ninth Community Urban Redevelopment Corporation, field for record December 12, 1977 at 11:40 A.M., recorded in Lease Volume 524, Page 469 of Cuyahoga County Records, and by Assignment and Assumption of the Kope Lease from Euclid-Ninth Community Urban Redevelopment Corporation to BRE/City Center L.L.C., dated as of February 10, 1998 filed for record February 17, 1998 recorded in Volume 98-1563, Page 20 of Cuyahoga County Records (the "Ground Lease");

     (c) Improvements and Fixtures. All buildings, structures, replacements and other improvements and property of every kind and character now or hereafter located or erected on the Land, together with all furnishings, fixtures, fittings, building or construction materials, equipment, appliances, machinery, plant equipment, apparatus, and other articles of any kind or nature whatsoever now or hereafter found on, affixed to or attached to the Land, including (without limitation) all motors, boilers, engines and devices for the operation of pumps, and all heating, electrical, lighting, power, plumbing, air conditioning, refrigeration and ventilation equipment (except to the extent any of the foregoing items in this subparagraph are owned by tenants and such tenants have the right to remove such items at the termination of their Lease (as hereinafter defined)) (all of the foregoing are herein referred to collectively as the "Improvements", all of the Land, the Improvements, the Easement Parcel and any other property which is real estate under applicable law, is sometimes referred to collectively herein as the "Premises");

     (d) Easement Parcel. All rights, title and interest of Borrower in the Easement Parcel;

     (e) Personal Property. All machinery, equipment, goods, inventory and supplies, including without limitation, appliances, HVAC equipment, boilers, water heaters, signs, window coverings, floor coverings, office equipment, furniture, fire control devices, plumbing fixtures, light fixtures, non-structural additions to the Premises, and all other tangible property of any kind or character now or hereafter owned by Borrower and used or useful in connection with the Premises, any construction undertaken on the Premises, the maintenance of the Premises or the convenience of any tenants, guests, licensees or invitees of Borrower, all regardless of whether located on the Premises or located elsewhere, except to the extent any of the foregoing is owned by any tenant of the Premises (herein referred to collectively as the "Goods");

     (f) Contract Rights. All sales contracts, construction contracts, subcontracts, architectural agreements, engineering contracts, service contracts, maintenance contracts, management contracts, marketing contracts, construction and other governmental consents, permits and licenses, surveys, plans, specifications, warranties, and guaranties, and all amendments, modifications, supplements, general conditions and addenda thereto, which Borrower has, may have or may subsequently directly or indirectly enter into, obtain or acquire.

     (g) Intangibles. All goodwill, trademarks, trade names, option rights, purchase contracts, books and records and general intangibles of Borrower relating to the Premises or the Improvements and all accounts, contract rights, instruments, chattel paper and other rights of Borrower for payment of money, for property sold or lent, for services rendered, for money lent, or for advances or deposits made, and any other intangible property of Borrower related to the Land or the Improvements, and all accounts and monies held in possession of Lender for the benefit of Borrower (all of the foregoing is herein referred to collectively as the "Intangibles");

     (h) Rents. All rents, issues, profits, royalties, avails, income and other benefits derived or owned by Borrower directly or indirectly from the Land or the Improvements, and all proceeds of sale or other disposition of the Collateral or any portion thereof (all of the foregoing is herein collectively called the "Rents");

     (i) Leases. All rights of Borrower under all leases, licenses, occupancy agreements, concessions or other arrangements, whether written or oral, whether now existing or entered into at any time hereafter, whereby any person agrees to pay money or any consideration for the use, possession or occupancy of, or any estate in, the Land or the Improvements or any part thereof, and all rents, income, profits, benefits, avails, advantages and claims against guarantors under any thereof (all of the foregoing is herein referred to collectively as the "Leases");

     (j) Service Agreements. All rights and interests of Borrower in and under any and all service and other agreements relating to the operation, maintenance, and repair of the Premises or the buildings and improvements thereon ("Service Agreements");

     (k) Plans. All plans, specifications, architectural renderings, drawings, licenses, permits, soil test reports, other reports of examinations or analyses, contracts for services to be rendered Borrower, or otherwise in connection with the Premises and all other property, contracts, reports, proposals, and other materials now or hereafter existing in any way relating to the Premises or the Collateral or construction of additional improvements thereto (the "Plans");

     (l) Loan Proceeds. All proceeds, contract rights and payments payable to Borrower under any loan commitment for financing of the Premises ("Loan Proceeds");

     (m) Insurance. All unearned premiums, accrued, accruing or to accrue under insurance policies now or hereafter obtained by Borrower and all proceeds of the conversion, voluntary or involuntary, of the Collateral or any part thereof into cash or liquidated claims, including, without limitation, proceeds of hazard and title insurance and all awards and compensation hereafter made to the present and all subsequent owners of the Collateral by any governmental or other lawful authorities for the taking by eminent domain, condemnation or otherwise, of all or any part of the Collateral or any easement therein, including awards for any change of grade of streets;

     (n) Awards. All judgments, awards of damages and settlements which may result from any damage to the Premises or any part thereof or to any rights appurtenant thereto; all compensation, awards, damages, claims, rights of action and proceeds of, or on account of: (i) any damage or taking, pursuant to the power of eminent domain, of the Premises or any part thereof, (ii) any damage to the Premises by reason of the taking, pursuant to the power of eminent domain, of other property or of a portion of the Premises, or (iii) the alteration of the grade of any street or highway on or about the Premises or any part thereof; all proceeds of any sales or other dispositions of the Premises or any part thereof;

     (o) Rights of Action. All of Borrower's rights and remedies at any time arising from or in connection with the Premises, including but not limited to:
(i) any right or remedy under or pursuant to Section 365(h)(1) of the Bankruptcy Code, 11 U.S.C. ss.365(h)(1); and (ii) any right or remedy arising from any rejection of the Ground Lease or any document related to the Easement Parcel by any third party under the Bankruptcy Code;

     (p) Betterments. All right, title and interest of Borrower in and to all extensions, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Premises, hereafter acquired by, or released to, Borrower (including, but not limited to, Borrower's fee simple ownership of the Leased Parcel in the event Borrower exercises its option to purchase the Leased Parcel) or constructed, assembled or placed by Borrower on the Premises, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case, without any further mortgage, conveyance, assignment or other act by Borrower, shall become subject to the lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Borrower and specifically described herein; and

     (q) Other Property. All other property or rights of Borrower of any kind or character related to the Land or the Improvements, and all proceeds (including, without limitation, insurance and condemnation proceeds) and products of any of the foregoing. It is specifically understood that the enumeration of any specific articles of property shall not exclude or be deemed to exclude any items of property not specifically mentioned. All of the Premises hereinabove described, real, personal and mixed, whether affixed or annexed or not, and all rights hereby conveyed and mortgaged are intended to be a unit and are hereby understood and agreed and declared to be appropriated to the use of the Premises, and shall for the purposes of this Mortgage be deemed to be real estate and conveyed and mortgaged hereby.

TO HAVE AND TO HOLD the Collateral unto Lender, its successors and assigns, forever, hereby expressly waiving and releasing any and all right, benefit, privilege, advantage or exemption under and by virtue of any and all statutes and laws of the State of Ohio providing for the exemption of homesteads from sale on execution or otherwise.

THIS MORTGAGE IS GRANTED TO SECURE FUTURE ADVANCES.

                     1 COVENANTS AND AGREEMENTS OF BORROWER

Further to secure the payment and performance of the Secured Obligations, Borrower hereby covenants and agrees with Lender as follows:

     1.1 Incorporation; Payment of Secured Obligations.

          1.1.1 The Recitals and all definitions incorporated therein are hereby incorporated herein and made a contractual part hereof.

          1.1.2 Borrower agrees that it will pay timely and in the manner required in the Loan Documents, the principal of and interest on the Note, and all other Secured Obligations (including fees and charges). All sums payable by Borrower hereunder shall, except as expressly set forth in the Loan Documents, be paid without demand, counterclaim, offset, deduction or defense. Borrower waives all rights now or hereafter conferred by statute or otherwise to any such demand, counterclaim, offset, deduction or defense.

          1.1.3 Borrower hereby covenants and agrees that it will timely perform, and will cause all other Loan Parties to timely perform, all covenants and agreements of each and every one of the other Loan Documents to be performed by Borrower and/or the Loan Parties, as the case may be. Borrower hereby covenants to cause such compliance and performance by all other Loan Parties and it shall not be a defense hereunder that Borrower did not have the power or authority to cause such compliance.

     1.2 Maintenance and Repair; Protection of Security.

          1.2.1 Borrower will: (a) not abandon the Premises; (b) not knowingly do or suffer anything to be done which would depreciate or impair the value of the Collateral or the security of this Mortgage; (c) not remove or demolish any of the Improvements, except as otherwise provided in or permitted by the Loan Agreement; (d) pay promptly for all labor and materials for all construction, repairs and improvements to or on the Premises performed by or at the direction of Borrower; (e) not make any changes, additions or alterations to the Land or the Improvements that would materially change the value thereof, except as required by applicable governmental requirements or as otherwise approved in writing by Lender;
     (f) maintain, preserve and keep the Goods and the Improvements in good, safe and insurable condition and repair and promptly make any repairs, replacements, renewals, additions or substitutions required by wear, damage, obsolescence or destruction subject to the terms of the Loan Agreement; (g) subject to the terms and provisions of the Loan Agreement, promptly restore and replace any of the Improvements or Goods which are destroyed or damaged; (h) not commit, suffer, or permit waste of any part of the Premises; (i) maintain all grounds and abutting sidewalks in good and neat order and repair; and (j) perform in all material respects any and all obligations under the terms of the Ground Lease, including but not limited to the payment of rent.

          1.2.2 Borrower shall promptly notify Lender of and appear in and defend any suit, action or proceeding that affects the Premises or the rights or interest of Lender hereunder and Lender may elect to appear in or defend any such action or proceeding. Borrower agrees to indemnify, defend, and reimburse Lender from any and all actual loss, actual damage, out-of-pocket expense or cost arising out of or incurred in connection with any such suit, action or proceeding, including costs of evidence of title and reasonable attorneys' fees. Any amount expended by Lender shall be deemed to be Costs under the Loan Agreement and payable in accordance with
     Section 8.2 of the Loan Agreement.

     1.3 Sales; Liens. At all times during the term hereof, Borrower shall be the fee title owner of the Fee Parcel and the Improvements, lessee under the Ground Lease (unless and until Borrower exercises its right to purchase the Leased Parcel) and have a good, valid and marketable easement interest in the Easement Parcel, subject to no lien or encumbrance, except as expressly permitted herein or under the other Loan Documents. Except as provided in the Loan Agreement, Borrower shall not without the prior written consent of Lender, which consent may be withheld in Lender's sole and exclusive discretion:

          1.3.1 directly or indirectly sell, contract to sell (if possession of the Premises is to be transferred prior to the closing date such as an installment agreement for deed), assign, transfer, convey, or dispose of the Premises or other Collateral, or any portion thereof or any interest or estate therein, whether legal, equitable, beneficial or possessory [including but not limited to: (a) any conveyance into trust, (b) any conveyance, sale or assignment of the beneficial interest in any trust holding title to the Premises, (c) any conveyance, sale or assignment of or any part of any general partner's interest in a partnership holding title to the Premises or a partnership beneficiary of a trust holding title to the Premises, (d) any sale, conveyance or assignment of more than 10% in the aggregate during the term hereof of the issued and outstanding capital stock which has voting rights of a corporation holding title to the Premises or a corporate beneficiary of a trust holding title to the Premises, or permit or contract or agree to do any of the foregoing; or (e) any sale, conveyance or assignment of more than 10% in the aggregate during the term hereof of the member's interest or any sale, conveyance or assignment of any manager's interest in any limited liability company holding title to the Premises or a limited liability company beneficiary of a trust holding title to the Premises]; or

          1.3.2 subject or permit the Premises or other Collateral, or any portion thereof or interest therein (whether legal, equitable, beneficial or otherwise) or estate in any thereof (including the right to receive the rents and profits therefrom) directly or indirectly, to any mortgage, deed of trust, lien, claim, security interest, encumbrance or right (whether senior or junior to, or on a parity with, this Mortgage); or

          1.3.3 subject or permit the beneficial interest under any trust holding title to the Premises, or any portion thereof or interest therein (whether legal, equitable, beneficial or otherwise) or estate in any thereof (or permit the same to be subjected), directly or indirectly, to any mortgage, deed of trust, lien, claim, security interest, encumbrance, collateral assignment or right, or

          1.3.4 lease the Premises, except in strict accordance with the provisions of the Loan Agreement; or

          1.3.5 cause or permit (by operation of law or otherwise) Borrower's interest in any Rents, leases, or other contracts relating to the Premises to be assigned to any party nor borrow against, pledge or further assign Borrower's interest in any Rents due under any Lease, except for the Loan; or

          1.3.6 amend, transfer, convey, assign or in any other manner amend or modify the rights of Borrower in the Easement Parcel; or

          1.3.7 amend, modify, transfer, convey or assign any of its rights, title or interest under the Ground Lease, except that Borrower shall be permitted to exercise its purchase option.

     1.4 Access by Lender. Borrower will at all times: (a) upon Lender's request, deliver to Lender either all of its executed originals (in the case of chattel paper or instruments) or certified copies (in all other cases) of all leases, agreements creating or evidencing Intangibles, all amendments and supplements thereto, and any other document which is, or which evidences, governs, or creates, Collateral; (b) subject to the Loan Agreement and upon reasonable notice permit access by Lender and its agents, representatives, contractors and participants (if any) during normal business hours to its books and records, tenant registers, offices, insurance policies and other papers for examination and the making of copies and extracts; (c) prepare such schedules, summaries, reports and progress schedules as Lender and its agents, representatives, contractors and participants (if any) may reasonably request; and (d) subject to the Loan Agreement and upon reasonable prior notice, permit Lender and its agents, representatives, contractors and participants (if any), at all reasonable times, to enter onto and inspect the Premises.

     1.5 Stamp and Other Taxes. If the Federal, or any state, county, local, municipal or other, government or any subdivision thereof having jurisdiction over the Collateral or the Borrower, shall levy, assess or charge any tax (excepting therefrom any franchise tax or income tax on Lender's receipt of interest payments on the principal portion of the Secured Obligations), assessment or Imposition upon this Mortgage, the Secured Obligations, the Note or any of the other Loan Documents, the interest of Lender in the Collateral, or any of the foregoing, or upon Lender by reason of or as holder of any of the foregoing, or shall at any time or times require revenue stamps to be affixed to the Note, this Mortgage, or any of the other Loan Documents, Borrower shall pay all such taxes and stamps to or for Lender as they become due and payable. Notwithstanding the foregoing, Borrower shall have the right at its own expense, to contest or permit the contest of the amount or validity, in whole or in part, of any Imposition in accordance with the terms of the Loan Agreement. If any law or regulation is enacted or adopted permitting, authorizing or requiring any tax, assessment or imposition to be levied, assessed or charged, which law or regulation prohibits Borrower from paying the tax, assessment, stamp, or imposition to or for Lender, then Lender shall have the right, in its sole and exclusive discretion, upon notice to Borrower, to declare all Secured Obligations to be immediately due and payable and all sums hereby secured shall become immediately due and payable.

     1.6 Mechanics' Liens.

          1.6.1 Prohibitions Against Liens. Subject to Borrower's rights to contest liens as set forth in the Loan Agreement, Borrower will not permit any mechanics' or other construction lien under the laws of the State of Ohio to be recorded against or attach to the Premises or any part thereof. In addition, it is further expressly made a covenant and condition hereof that the lien of this Mortgage shall extend to any and all improvements and fixtures owned by Borrower now or hereafter on the Premises, prior to any other lien thereon that may be claimed by any person, so that subsequently accruing claims for lien on the Premises shall be junior and subordinate to this Mortgage. ALL CONTRACTORS, SUBCONTRACTORS, AND OTHER PARTIES DEALING WITH THE PREMISES, OR WITH ANY PARTIES INTERESTED THEREIN, ARE HEREBY REQUIRED TO TAKE NOTICE OF THE ABOVE PROVISIONS.

          1.6.2 Notice of Commencement. Borrower covenants and agrees that it shall, prior to commencement of any tenant improvements, construction or other improvement of or relating to the Premises, cause a notice of commencement to be filed in the appropriate county records. Borrower further acknowledges and agrees that Lender shall be and hereby is authorized and empowered to do, as mortgagee, all things provided to be done under the mechanics' liens laws of the State of Ohio (including
     Section 1311.14 of the Ohio Revised Code), and all acts amendatory and supplementary thereto.

     1.7 Borrower To Comply With Leases and Ground Lease. Borrower will, at its own cost and expense:

          (a) Faithfully abide by, perform and discharge in all material respects each and every obligation, covenant and agreement under any Lease to be performed by the landlord thereunder, or by lessee under the terms of the Ground Lease;

          (b) Enforce or secure the performance of each and every material obligation, covenant, condition and agreement of the Leases by the tenants thereunder to be performed;

          (c) Not borrow against, pledge or further assign any rentals due under the Leases;

          (d) Without the prior written consent of Lender, not permit the prepayment of any Rents due under any Lease for more than thirty
               (30) days in advance (other than security deposits paid to Borrower as landlord in the ordinary course of business) nor for more than the next accruing installment of Rents, nor anticipate, discount, compromise, forgive or waive any such Rents, except (i) for any rent abatement or rent credit expressly permitted under the terms of the current Leases, or (ii) as may be approved by Lender;

          (e) Without the prior written consent of Lender not waive, excuse, condone or in any manner release or discharge any tenants of or from the material obligations, covenants, conditions and agreements by said tenants to be performed under the Leases;

          (f) Except as otherwise provided in Section 7.2 of the Loan Agreement, not permit or consent to an assignment or sublet of a tenant's interest in its Lease, without the prior written consent of Lender;

          (g) Without the prior written consent of Lender, not terminate any Lease or accept a surrender thereof or a discharge of the tenant unless required to do so by the terms of its Lease;

          (h) Without the prior written consent of Lender, not consent to a subordination of the interest of any tenant to any party;

          (i) Without the prior written consent of Lender, not release any guarantor under any Lease or return the security deposit of any tenant under any Lease until performance in full of all of such tenant's material obligations under the Lease;

          (j) Without the prior written consent of Lender, not consent to any action or inaction by a tenant which would allow any other tenant under another Lease to terminate its Lease;

          (k) Except as expressly permitted in Section 7.2 of the Loan Agreement, not amend or modify any Lease, or alter the obligations of the parties thereunder, without the prior written consent of Lender.

     1.8 Lender's Right to Perform Under Leases. Should Borrower fail to perform, comply with or discharge any obligations of Borrower under any Lease or should Lender become aware of or be notified by any tenant under any Lease of a failure on the part of Borrower to so perform, comply with or discharge its obligations under said Lease, Lender may, but shall not be obligated to, and without further demand upon Borrower, and without waiving or releasing Borrower from any obligation in this Mortgage contained, remedy such failure. Any amount expended by Lender to remedy such failure shall be deemed to be Costs under the terms of the Loan Agreement, and payable in accordance with Section 8.2 of the Loan Agreement. No such advance shall be deemed to relieve Borrower from any default hereunder.

     1.9 Assignment of Rents, Leases and Profits. Borrower does hereby sell, assign, and transfer unto Lender all of the Rents, Leases and profits from the Premises, it being the intention of this Mortgage to establish an absolute transfer and assignment of all such Rents, Leases and profits from and on the Premises unto Lender and Borrower, following an Event of Default which is continuing, does hereby appoint irrevocably Lender its true and lawful attorney, in its name and stead, which appointment is coupled with an interest, to collect all of said Rents and profits; provided that, Lender grants Borrower the privilege to collect and retain such rents, income, and profits unless and until an Event of Default exists under this Mortgage or the other Loan Documents.

     1.10 Lender's Performance. If Borrower fails to pay or perform any of its obligations herein contained (including payment of expenses of foreclosure and court costs) and all applicable grace or cure periods have expired resulting in an Event of Default which is continuing, Lender may (but need not), make any payment or perform (or cause to be performed) any obligation of Borrower hereunder, in any form and manner deemed expedient by Lender, and Borrower hereby irrevocably appoints Lender its attorney-in-fact, coupled with an interest, in furtherance thereof. Any reasonable out of pocket amount expended by Lender in such performance or attempted performance shall be deemed to be Costs under the Loan Agreement, payable in accordance with Section 8.2 of the Loan Agreement. By way of illustration only, and not in limitation of the foregoing, Lender may (but shall have no obligation to) do all or any of the following: make payments of principal or interest or other amounts on any lien, encumbrance or charge on any of the Collateral; make repairs; collect rents; prosecute collection of the Collateral or proceeds thereof; purchase, discharge, compromise or settle any tax lien or any other lien, encumbrance, suit, proceeding, title or claim thereof; contest any tax or assessment; and redeem from any tax sale or forfeiture affecting the Property. In making any payment or securing any performance relating to any obligation of Borrower hereunder, Lender shall (as long as it acts in good faith) be the sole judge of the legality, validity and amount of any lien or encumbrance and of all other matters necessary to be determined in satisfaction thereof. No such action of Lender shall ever be considered as a waiver of any right accruing to it on account of the occurrence of any matter which constitutes an Event of Default.

     1.11 Subrogation. To the extent that Lender, on or after the date hereof, pays any sum under any provision of law or any instrument or document creating any lien or other interest prior or superior to the lien of this Mortgage, or Borrower or any other person pays any such sum with the proceeds of the loan secured hereby, Lender shall have and be entitled to a lien or other interest on the Collateral equal in priority to the lien or other interest discharged and Lender shall be subrogated to, and receive and enjoy all rights and liens possessed, held or enjoyed by, the holder of such lien, which shall remain in existence and benefit Lender in securing the Secured Obligations.

                                   2 DEFAULT

Each of the following shall constitute an event of default ("Event of Default") hereunder (including, if Borrower is more than one person or entity, the occurrence of any of such events with respect to any one or more of such persons or entities):

     2.1 Payment. Failure by Borrower to pay any installment of principal, interest, or any other amount payable pursuant to this Mortgage, the Loan Agreement, the Note, or any of the other Loan Documents within five (5) days after written notice thereof.

     2.2 Performance. Except as provided in any other section of this Article 2 or any other provision of this Mortgage, failure by Borrower to promptly perform any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Borrower under this Mortgage within thirty (30) days after written notice thereof; provided that:
(i) if such default, in the reasonable discretion of Lender, creates a hazardous condition or materially, adversely and imminently affects the value of the Property, such default shall be immediately cured by Borrower; and (ii) subject to the provisions of subsection (i) above, to the extent that such default is of such a character which reasonably requires more than thirty (30) days to cure, Borrower shall have such reasonable additional time to cure the default, if Borrower has commenced to cure the same within said thirty (30) day period and is diligently and continuously pursuing such cure, which default shall in all circumstances be cured within one hundred and twenty (120) days after delivery of the above required written notice.

     2.3 Default Under Any Other Loan Document. The occurrence of any Event of Default or default which is not cured within the applicable cure or grace periods, if any, under any of the Loan Agreement, the Note or any of the other Loan Documents.

     2.4 Default in Certain Covenants. Default in the performance of any covenant or agreement set forth in Sections 1.3 and 1.5 herein.

     2.5 Receiver, Suspension, Attachment. The appointment, pursuant to an order of a court of competent jurisdiction, of a trustee, receiver or liquidator of the Collateral or any part thereof, or of Borrower, or any termination or voluntary suspension of the transaction of business of Borrower, or any attachment, execution or other judicial seizure of all or any substantial portion of Borrower's assets which attachment, execution or seizure is not discharged within sixty (60) days.

     2.6 Tax on Lender. The imposition of a tax, other than a state or federal income tax, on or payable by Lender by reason of its ownership of the Note, or this Mortgage, and Borrower does not pay said tax (for any reason whatsoever, including a provision in any law creating such tax prohibiting Borrower from paying such tax or Lender from requiring Borrower to pay such tax).

     2.7 Representations and Warranties. Any material representation, warranty, or disclosure made to Lender by Borrower or any other Loan Party in connection with or as an inducement to the making of the loan evidenced by the Note, this Mortgage or any of the other Loan Documents, proving to be false or misleading in any material respect as of the time the same was made, whether or not any such representation or disclosure appears as part of this Mortgage.

                                   3 REMEDIES

     3.1 Acceleration. Upon the occurrence of any Event of Default as set forth in Section 10(b), (c), (d) or (e) of the Loan Agreement, the unpaid principal balance under the Note and the Loan Agreement, all interest thereon and all other Secured Obligations shall be immediately due and payable. Upon the occurrence of any other Event of Default, Lender may declare the unpaid principal balance of the Note, the Loan Agreement, this Mortgage, all interest thereon and all other Secured Obligations to be immediately due and payable.

     3.2 Possession of Premises; Remedies under Loan Documents and Note. To the extent permitted by law, Borrower hereby waives all right to the possession, income, and Rents of the Premises from and after the occurrence and during the continuance of any Event of Default. Lender is hereby expressly authorized and empowered following the occurrence and during the continuance of any Event of Default, to enter into and upon and take possession of the Premises or any part thereof, to complete any construction or repairs in progress thereon at the expense of Borrower, to lease the same, to collect and receive all Rents and to apply the same, less the necessary or appropriate expenses of collection thereof, either for the care, operation and preservation of the Premises or, at the election of Lender in its sole discretion, to a reduction of the Secured Obligations in such order as Lender may, in its sole discretion elect. Lender, in addition to the rights provided under the Note and any of the other Loan Documents, is also hereby granted full and complete authority following the occurrence and during the continuance of an Event of Default to enter upon the Premises, employ watchmen to protect the Goods and Improvements from depredation or injury and to preserve and protect the Collateral, and to continue any and all outstanding contracts for the erection, completion or repair of improvements to the Premises, to make and enter into any contracts and obligations wherever necessary in its own name, and to pay and discharge all debts, obligations and liabilities incurred thereby, all at the expense of Borrower. All such expenditures by Lender shall be Secured Obligations hereunder. Upon the occurrence of any Event of Default, Lender may also exercise any or all rights or remedies under the Loan Agreement and any of the other Loan Documents.

     3.3 Foreclosure; Receiver.

          3.3.1 Upon the occurrence of any Event of Default, Lender shall have the right immediately or at any time thereafter to foreclose the lien of this Mortgage.

          3.3.2 At any time following an Event of Default, Lender shall be entitled as a matter of right, without notice to Borrower, or any other party claiming under Borrower (such notice being expressly waived) to the appointment of a receiver for the benefit of Lender. Such appointment may be made either before or after sale, without choice; without regard to the solvency or insolvency, at the time of application for each receiver, of the person or persons, if any, liable for the payment of the indebtedness secured hereby; without regard to the value of the Premises at such time and whether or not the same is then occupied as a homestead; without bond being required of the applicant; and Lender hereunder or any employee or agent thereof may be appointed as such receiver. Such receiver shall have all powers and duties prescribed by this Mortgage and applicable law, including the power to take possession, control and care of the Premises and to collect all rents, issues, deposits, profits and avails thereof during the pendency of such foreclosure suit and apply all funds received toward the indebtedness secured by this Mortgage, and in the event of a sale and a deficiency where Borrower has not waived its statutory rights of redemption, during the full statutory period of redemption, as well as during any further times when Borrower or its devisees, legatees, administrators, legal representatives, successors or assigns except for the intervention of such receiver, would be entitled to collect such rents, issues, deposits, profits and avails, and shall have all other powers that may be necessary or useful in such cases for the protection, possession, control, management and operation of the Premises during the whole of any such period. Such receiver may extend or modify any then existing leases and make new leases of the Premises or any part thereof, which extensions, modifications and new leases may provide for terms to expire, or for options to lessees to extend or renew terms to expire, beyond the maturity date of the Loan, it being understood and agreed that any such leases, and the options or other such provisions to be contained therein, shall be binding upon Borrower and all persons whose interests in the Premises are subject to the lien hereof, and upon the purchaser or purchasers at any such foreclosure sale, notwithstanding any redemption from sale, discharge of indebtedness, satisfaction of foreclosure decree or issuance of certificate of sale or deed to any purchaser or at any time thereafter.

          3.3.3 The court may, from time to time, authorize said receiver to apply the net amounts remaining in his hands, after deducting reasonable compensation for the receiver and his counsel as allowed by the court, in payment (in whole or in part) of any or all of the Secured Obligations, including without limitation the following, in such order of application as Lender may, in its sole and absolute discretion, elect: (a) amounts due upon the Note, (b) amounts due upon any decree entered in any suit foreclosing this Mortgage, (c) costs and expenses of foreclosure and litigation upon the Premises, (d) insurance premiums, repairs, Impositions, water charges and interest, penalties and costs, in connection with the Premises, (e) any other lien or charge upon the Premises that may be or become superior to the lien of this Mortgage, or of any decree foreclosing the same and (f) all moneys advanced by Lender to cure or attempt to cure any default by Borrower in the performance of any obligation or condition contained in any of the other Loan Documents or this Mortgage or otherwise, to protect the security hereof provided herein, or in any of the other Loan Documents, with interest on such advances at the interest rate applicable after maturity under the Note. The excess of the proceeds of sale, if any, shall then be paid to Borrower.

          3.3.4 This Mortgage may be foreclosed once against all, or successively against any portion or portions, of the Premises, as Lender may elect, until all of the Premises have been foreclosed against and sold. As part of the foreclosure, Lender in its discretion may, with or without entry, personally or by attorney, sell to the highest bidder all or any part of the Premises, and all right, title, interest, claim and demand therein, and the right of redemption thereof, as an entirety, or in separate lots, as Lender may elect, and in one sale or in any number of separate sales held at one time or at any number of times, all in any manner and upon such notice as provided by applicable law. Upon the completion of any such sale or sales, Lender shall transfer and deliver, or cause to be transferred and delivered, to the purchaser or purchasers of the property so sold, in the manner and form as provided by applicable law, and Lender is hereby irrevocably appointed the true and lawful attorney-in-fact of Borrower coupled with an interest, in its name and stead, to make all necessary transfers of property thus sold, and for that purpose Lender may execute and deliver, for and in the name of Borrower, all necessary instruments of assignment and transfer, Borrower hereby ratifying and confirming all that said attorney-in-fact shall lawfully do by virtue hereof.

          3.3.5 In the case of any sale of the Premises pursuant to any judgment or decree of any court at public auction or otherwise, Lender may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Note and any claims for the debt in order that there may be credited as paid on the purchase price the amount of the debt. In case of any foreclosure of this Mortgage (or the commencement of or preparation therefor) in any court, all expenses of every kind paid or incurred by Lender for the enforcement, protection or collection of this security, including court costs, reasonable attorneys' fees, stenographers' fees, costs of advertising, and costs of title insurance and any other documentary evidence of title, shall be paid by Borrower.

     3.4 Remedies for Leases and Rents.

          3.4.1 Upon the occurrence of an Event of Default, which is continuing, and whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale of the Premises or during any period of redemption, Lender, without regard to waste, adequacy of the security or solvency of Borrower, may revoke the privilege granted Borrower hereunder to collect the rents, issues and profits of the Premises, and may, at its option, without notice:

               (a) enter and take actual possession of the Premises, the Rents, the Leases and other Collateral relating thereto or any part thereof personally, or by its agents or attorneys, and exclude Borrower therefrom;

               (b) give, or require Borrower to give, notice to any or all tenants under any Lease authorizing and directing the tenant to pay such rents and profits to Lender;

               (c) enter upon and take and maintain possession of all of the documents, books, records, papers and accounts of Borrower relating thereto;

               (d) as attorney-in-fact or agent of Borrower, or in its own name as mortgagee and under the powers herein granted, hold, operate, manage and control the Premises, the Rents, the Leases and other Collateral relating thereto and conduct the business, if any, thereof (including entering into new leases of the Premises, or any part thereof, under such terms and conditions as Lender, in its sole and absolute discretion, may elect) either personally or by its agents, contractors or nominees, with full power to use such measures, legal or equitable, as in its discretion or in the discretion of its successors or assigns may be deemed proper or necessary to enforce the payment of the Rents, the Leases and other Collateral relating thereto (including actions for the recovery of rent, actions in forcible detainer and actions in distress of rent);

               (e) cancel, modify or terminate any Lease for any cause or on any ground which would entitle Borrower to cancel the same;

               (f) elect to disaffirm any Lease made subsequent hereto or subordinated to the lien hereof;

               (g) make all necessary or proper repairs,  decoration,  renewals, replacements, alterations, additions, betterments and improvements to the Premises that, in its reasonable discretion, Lender deems appropriate;

               (h) insure and reinsure the Collateral for all risks incidental to Lender's possession, operation and management thereof;

               (i) receive all such Rents and proceeds, and perform such other acts in connection with the management and operation of the Collateral, as Lender in its sole discretion may deem necessary or desirable; and

               (j) apply for the appointment of a receiver in accordance with the laws of the State of Ohio, which receivership Borrower hereby consents to, which receiver shall collect the rents, profits and all other income of any kind, manage the Premises so as to prevent waste, execute leases within or beyond the period of receivership, and apply the rents, profits and income in such order as required by law:

               (i) to payment of all reasonable fees of any receiver appointed hereunder;

               (ii) to application of tenant's security deposits;

               (iii)to  payment  when due of prior or current  Impositions  with respect to the  Premises  or, if this  Mortgage or any other
                    Loan Document so requires, to the periodic escrow for payment of the Impositions when due;

               (iv) to payment  when due of premiums  for  insurance of the type required by the Loan Agreement or as deemed reasonably necessary by Lender, or, if the Loan Agreement so requires, to the periodic escrow for the payment of premiums when due;

               (v) to payment of all expenses for maintenance, repair and restoration of the Premises; and

               (vi) if received prior to a foreclosure  sale, such amounts shall be paid to Lender, assuming Lender has applied for appointment of a receiver or has become a mortgagee in possession, and applied by Lender to the Secured Obligations in accordance with the terms of the Loan Agreement; provided that, if the Premises shall be foreclosed and sold pursuant to a foreclosure sale, then during any period prior to confirmation of such foreclosure sale the rents, issues and profits shall be applied as follows:

                    (A) if Lender is the purchaser at the foreclosure sale, the rents shall be paid to Lender to be applied to the extent of any deficiency remaining after the sale, with any excess being paid to Borrower, and if the Premises are redeemed by Borrower or any other party entitled to redeem (Borrower hereby acknowledging that it has waived such right to redeem in accordance with the terms of the Loan Documents), to be applied in accordance with applicable law or in accordance with the order of a court of competent jurisdiction; or

                    (B) if Lender is not the purchaser at the foreclosure sale, the rents shall be paid to Lender to be applied to the full and indefeasible payment of the Secured Obligations, with any excess being paid to purchasers.

     3.4.2 The entering upon and taking possession of the Premises, the collection of such rents and profits and the application thereof as aforesaid shall not cure or waive any defaults under this Mortgage nor in any way operate to prevent Lender from pursuing any other remedy which it may now or hereafter have under the terms of this Mortgage nor shall it in any way be deemed to constitute Lender a mortgagee-in-possession. The rights and powers of Lender hereunder shall remain in full force and effect both prior to and after any foreclosure of this Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale (such right to redeem Borrower hereby acknowledging that it has waived in accordance with the terms hereof), regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including Lender, shall have the right, at any time and without limitation, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Premises and the sum so advanced, with interest at the Default Rate, shall be a part of the sum required to be paid to redeem from any foreclosure sale.

     3.4.3 The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Premises are in danger of being lost, materially injured or damaged or whether the Premises are adequate to discharge the Secured Obligations. The rights contained herein are in addition to and shall be cumulative with the rights given in any separate instrument, if any, assigning any leases, rents and profits of the Premises and shall not amend or modify the rights in any such separate agreement.

     3.5 Personal Property.

          3.5.1 Whenever there exists an Event of Default hereunder, Lender may exercise from time to time any rights, powers and remedies available to it under applicable law and as may be provided in this Mortgage, the Loan Agreement, the Note and the other Loan Documents. Borrower shall, promptly upon request by Lender, assemble the Collateral and make it available to Lender at such place or places reasonably convenient for both Lender and Borrower, as Lender shall designate. Any notification of intended disposition required by law of any of the Collateral shall be deemed reasonably and properly given if given at least ten (10) days before such disposition.

          3.5.2 Without limiting the generality of the provisions of Section 3.5.1, whenever there exists an Event of Default hereunder, Lender may, with respect to so much of the Collateral as is personal property under applicable law, to the fullest extent permitted by applicable law, without further notice, advertisement, hearing or process of law of any kind: (a) notify any person obligated on the Collateral to perform directly for Lender its obligations thereunder, (b) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, (c) endorse any checks, drafts or other writings in the name of Borrower to allow collection of the Collateral, (d) take control of any proceeds of the Collateral, (e) enter upon any premises where any of the Collateral may be located and take possession of and remove such Collateral, (f) sell any or all of the Collateral, free of all rights and claims of Borrower therein and thereto, at any public or private sale, and (g) bid for and purchase any or all of the Collateral at any such sale. Any proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of reasonable out of pocket expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds shall be applied by Lender toward the payment of such of the Secured Obligations and in such order of application as Lender may from time to time elect, with any excess, after full and indefeasible payment of all Secured Obligations, being paid to Borrower.

          3.5.3 Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code or other applicable law as in effect from time to time or otherwise available to it under applicable law. Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest in connection with the Note and, to the fullest extent permitted by applicable law, any and all other notices, demands, advertisements, hearings or process of law in connection with the exercise by Lender of any of its rights and remedies hereunder. Borrower hereby constitutes Lender its attorney-in-fact, coupled with an interest, with full power of substitution to take possession of the Collateral upon the occurrence and continuance of any Event of Default and, as Lender in its sole discretion deems necessary or proper, to execute and deliver all instruments required by Lender to accomplish the disposition of the Collateral; this power of attorney is a power coupled with an interest and is irrevocable while any of the Secured Obligations are outstanding.

     3.6 No Liability on Lender. Notwithstanding anything contained herein, Lender shall not be obligated to perform or discharge, and does not hereby undertake to perform or discharge, any obligation, duty or liability of Borrower and Borrower shall and does hereby agree to indemnify against and hold Lender harmless of and from any and all liabilities and actual out of pocket losses or damages which Lender may incur or pay under or with respect to any of the Collateral or under or by reason of its exercise of rights hereunder and any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Collateral or in any of the contracts, documents or instruments evidencing or creating any of the Collateral, unless such liability, claim, cost or demand is caused solely by Lender's willful misconduct or gross negligence. Lender shall not have responsibility for the control, care, management or repair of the Premises or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Premises resulting in loss, injury or death to any tenant, licensee, employee, stranger or other person until such time as (i) Lender forecloses on the Property and such foreclosure sale is confirmed, and Lender is the purchaser at such sale, or (ii) until such time as Borrower delivers to Lender, and Lender accepts, a deed-in-lieu of foreclosure. No liability shall be enforced or asserted against Lender in its exercise of the powers herein granted to it, and Borrower expressly waives and releases any such liability except for Lender's gross negligence or willful misconduct. Should Lender incur any such liability, loss or damage under any of the Leases or under or by reason hereof, or in the defense of any claims or demands, Borrower agrees to reimburse Lender immediately upon demand for the full amount thereof, including costs, expenses and reasonable attorneys' fees. Notwithstanding anything to the contrary herein, Borrower shall have no liability or obligation related to any occurrence, matter, condition or event which arises or occurs following foreclosure of the property and confirmation of the foreclosure sale, or following Borrower's delivery to Lender, and Lender's acceptance, of a deed-in-lieu of foreclosure. Nothing herein contained shall be deemed to require Lender to accept a deed-in-lieu of foreclosure from Borrower or require Lender to initiate foreclosure proceedings.

     3.7 Accounts. Upon the occurrence and during the continuance of any Event of Default, Lender shall, to the fullest extent permitted by law, be entitled to appropriate and apply on the payment of the Secured Obligations (whether or not due and in any order of priority as may be selected by Lender in its sole and absolute discretion), any and all accounts and monies held in possession of Lender for the benefit of Borrower.

     3.8 Remedies Cumulative. No remedy or right of Lender hereunder or under the Note or any of the other Loan Documents or otherwise, or available under applicable law, shall be exclusive of any other right or remedy, but each such remedy or right shall be in addition to every other remedy or right now or hereafter existing under any such document or under applicable law. No delay in the exercise of, or omission to exercise, any remedy or right accruing on any Event of Default shall impair any such remedy or right or be construed to be a waiver of any such Event of Default or an acquiescence therein, nor shall it affect any subsequent Event of Default of the same or a different nature. Every such remedy or right may be exercised concurrently or independently, and when and as often as may be deemed expedient by Lender. All obligations of Borrower, and all rights, powers and remedies of Lender, expressed herein shall be in addition to, and not in limitation of, those provided by law or in the Note or any other Loan Documents or any other written agreement or instrument relating to any of the Secured Obligations or any security therefor.

                                   4 GENERAL

     4.1 Permitted Acts. Borrower agrees that, without affecting or diminishing in any way the liability of Borrower or any other person (except any person expressly released in writing by Lender) for the payment or performance of any of the Secured Obligations or for the performance of any obligation contained herein or affecting the lien hereof upon the Collateral or any part thereof, Lender may at any time and from time to time, without notice to or the consent of any person release any person liable for the payment or performance of any of the Secured Obligations; extend the time for, or agree to alter the terms of payment of, any Indebtedness under the Note or any of the Secured Obligations; modify or waive any obligation; subordinate, modify or otherwise deal with the lien hereof; accept additional security of any kind; release any Collateral or other property securing any or all of the Secured Obligations; make releases of any portion of the Premises; consent to the making of any map or plat of the Premises; consent to the creation of any easements on the Premises or of any covenants restricting the use or occupancy thereof; or exercise or refrain from exercising, or waive, any right Lender may have hereunder or under any of the other Loan Documents.

     4.2 Legal Expenses. Borrower agrees to indemnify Lender, and hold Lender harmless, from and against all actual out of pocket loss, damage and expense, including (without limitation) reasonable attorneys' fees, incurred in connection with any suit or proceeding in or to which Lender may be made or become a party, which suit or proceeding does affect all or any portion of the Collateral or the value, use or operation thereof or this Mortgage or the validity, enforceability, lien or priority hereof or of any of the Secured Obligations.

     4.3 Loan Documents. Borrower covenants that it will timely and fully perform and satisfy all the terms, covenants and conditions of any and all Loan Documents under which it is obligated.

     4.4 Security Agreement; Fixture Filing. This Mortgage, to the extent that it conveys or otherwise deals with personal property or with items of personal property which are or may become fixtures, shall also be construed as a security agreement under the Uniform Commercial Code as in effect in the state in which the Premises are located, and Borrower hereby grants a security interest in the Collateral to secure the Secured Obligations. This Mortgage shall also constitute a financing statement filed as a fixture filing in the Official Records of the County Recorder of the County in which the Premises are located with respect to any and all fixtures included within the term "Collateral" as used herein and with respect to any Goods or other personal property that may now be or hereafter become such fixtures. Borrower represents and warrants that its principal place of business and principal office is located at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601. Borrower agrees that it will give Lender prior written notice of any change in: (a) the location of its principal place of business or its chief executive office if it has more than one place of business; (b) the location of any Collateral; (c) Borrower's name or business structure; and (d) the state under the laws of which Borrower was formed, organized or exists.

     4.5 Notices. Any and all notices given in connection with this Mortgage shall be deemed adequately given only if in writing and addressed to the party for whom such notices are intended at the address set forth below. All notices shall be sent by personal delivery, Federal Express or other overnight messenger service, first class registered or certified mail, postage prepaid, return receipt requested. A written notice shall be deemed to have been given to the recipient party on the earlier of: (a) the date it shall be delivered to the address required by this Mortgage; (b) the date delivery shall have been refused at the address required by this Mortgage; or (c) with respect to notices sent by mail, the date as of which the postal service shall have indicated such notice to be undeliverable at the address required by this Mortgage. Any and all notices referred to in this Mortgage, or which either party desires to give to the other, shall be addressed as follows:

         To Borrower:      BRE/City Center L.L.C.
                           c/o Prime Group Realty Trust
                           77 West Wacker Drive
                           Suite 3900
                           Chicago, IL  60601
                           Attn:   Louis G. Conforti, Co-President

         With a copy to :  Prime Group Realty Trust
                           77 W. Wacker Drive
                           Suite 3900
                           Chicago, IL 60601
                           Attn: General Counsel

         And to:           Winston & Strawn
                           35 West Wacker Drive
                           Chicago, IL  60601
                           Attn:   William J. Ralph, Esq.

         To Lender:        CORUS Bank, N.A.
                           3959 N. Lincoln Avenue
                           Chicago, IL  60613
                           Attn:   John R. Markowicz,
                                            First Vice President

         With a copy to:   Commercial Lending
                           CORUS Bank, N.A.
                           3959 N. Lincoln Avenue
                           Chicago, IL  60613
                           Attn:   Joel C. Solomon, Esq.
                                   Senior Vice President and
                                   General Counsel

         And to:           Sachnoff & Weaver, Ltd.
                           30 South Wacker Drive.
                           Suite 2900
                           Chicago, IL  60606
                           Attn:  Cynthia Jared, Esq.

Any party  hereto  may,  by notice  given  hereunder,  designate  any further or
different  addresses  to  which  subsequent   notices,   certificates  or  other
communications shall be sent.

     4.6 Successors; Borrower; Gender. All provisions hereof shall inure to and bind the parties and their respective successors, vendees and assigns. The word "Borrower" shall include all persons claiming under or through Borrower and all persons liable for the payment or performance of any of the Secured Obligations whether or not such persons shall have executed the Note or this Mortgage. Wherever used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

     4.7 Care by Lender. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as Borrower requests in writing, but failure of Lender to comply with any such request shall not be deemed to be (or to be evidence of) a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

     4.8 Representation by Counsel. Borrower hereby represents and warrants that it has consulted and conferred with competent legal counsel of its choice before executing this Mortgage and all other Loan Documents. Borrower further represents and warrants that it has read and understood the terms of this Mortgage and intends to be bound hereby. Borrower and its counsel have been afforded an opportunity to review, negotiate and modify the terms of this Mortgage. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Mortgage.

     4.9 Release of Mortgage. If Borrower, its successors or assigns, shall (a) timely pay all payments of principal, interest, penalties, fees and all other amounts due and owing according to the terms of the Loan Agreement, the Note, this Mortgage and the other Loan Documents; (b) pay all sums (i) advanced in protecting the lien of this Mortgage, (ii) in payment of Impositions, which have been advanced by Lender and not from the Tax Escrow, (iii) in payment of insurance premiums covering improvements thereon, which have been advanced by Lender, (iv) in payment of principal and interest on prior liens, (v) in payment of expenses and attorneys' fees herein provided for, and (vi) in payment of all sums advanced for any other purpose authorized herein; and (c) pay and perform in full all Secured Obligations, then Lender shall (notwithstanding any covenants or agreements in the Environmental Indemnity Agreement or any other Loan Document that survives payment of all principal and interest, release this Mortgage. Any fees or expenses incurred by Lender to release this Mortgage shall be paid by Borrower.

     4.10 No Obligation on Lender. This Mortgage is intended only as security for the Secured Obligations. Anything herein to the contrary notwithstanding,
(a) Borrower shall be and remain liable hereunder and with respect to the Collateral to perform all of the obligations assumed by it hereunder, (b) Lender shall have no obligation or liability under or with respect to the Collateral by reason of or arising out of this Mortgage, and (c) Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of Borrower hereunder, pursuant to or with respect to any of the Collateral.

     4.11 No Waiver; Writing. No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. The granting or withholding of consent by Lender to any transaction as required by the terms hereof shall not be deemed a waiver of the right to require consent to future or successive transactions.

     4.12 Future Advances. This Mortgage is given to secure, in part, future advances under the Note, the Loan Agreement and the other Loan Documents, and shall secure not only the initial advance under the Note, the Loan Agreement and the other Loan Documents, but also subsequent advances, the final advance, and any other advances, disbursements and other payments made under the Loan Agreement and the other Loan Documents, whether such advances are obligatory or to be made at the option of Lender, or otherwise, and including advances under the Loan Agreement and other Loan Documents as are made within twenty years from the date hereof, to the same extent as if all such advances were made at the time of execution of this Mortgage and although there may be no outstanding Secured Obligations at the time any advance is made. The total amount of the Secured Obligations may increase or decrease from time to time, but the total unpaid principal balance of the indebtedness hereby secured at any one time outstanding shall not exceed two (2) times maximum principal amount of the Note plus interest thereon, and any disbursements made for payment of taxes, special assessments or insurance on the Collateral, and interest on such disbursements. This Mortgage shall be valid and shall, to the fullest extent permitted by law, have priority over any and all liens and encumbrances arising after this Mortgage is recorded in the Recorder's office in the county in which the Land is located, including (to the extent permitted by applicable law) statutory liens except taxes and assessments levied on the Collateral. Borrower hereby waives any right it may have under Section 5301.232(C) of the Ohio Revised Code.

     4.13 Severability. When possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Mortgage shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Mortgage.

     4.14 Waiver. Borrower, on behalf of itself and all persons now or hereafter interested in the Premises or the Collateral, to the fullest extent permitted by applicable law hereby waives all errors and imperfections in any proceedings instituted by Lender under any Loan Document and all rights under all appraisement, homestead, moratorium, valuation, exemption, stay, extension, and redemption statutes, laws or equities now or hereafter existing, and hereby further waives the pleading of any statute of limitations as a defense to any and all Secured Obligations secured by this Mortgage, and Borrower agrees that no defense, claim or right based on any thereof will be asserted, or may be enforced, in any action enforcing or relating to this Mortgage or any of this Collateral. Without limiting the generality of the preceding sentence, Borrower, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Premises subsequent to the date of this Mortgage, hereby irrevocably waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage or under any power contained herein or under any sale pursuant to any statute, order, decree or judgment of any court. Borrower, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto and to have any of the Collateral and/or any other property now or hereafter constituting security for any of the Secured Obligations marshaled upon any foreclosure of this Mortgage or of any other security for any of said indebtedness.

     4.15 No Merger. It being the desire and intention of the parties hereto that this Mortgage and the lien hereof do not merge in fee simple title to the Premises, it is hereby understood and agreed that should Lender acquire an additional or other interests in or to the Premises or the ownership thereof, then, unless a contrary intent is manifested by Lender as evidenced by an express statement to that effect in an appropriate document duly recorded, this Mortgage and the lien hereof shall not merge in the fee simple title, toward the end that this Mortgage may be foreclosed as if owned by a stranger to the fee simple title.

     4.16 Disclaimer by Lender.

          (a) This Mortgage is made for the sole benefit of Borrower and Lender (and Lenders' successors and assigns), and no other person or persons shall have any benefits, rights or remedies under or by reason of this Mortgage, or by reason of any actions taken by Lender pursuant to this Mortgage. Borrower is not and shall not be an agent of Lender for any purposes. Unless and until Lender expressly assumes Borrower's obligations following an Event of Default, Lender shall not be deemed to be in privity of contract with any contractor or provider of services to the Premises, and in no event shall any payment of funds directly to a contractor or subcontractor or provider of services by itself be deemed to create any third-party beneficiary status or recognition of same by Lender. Except as expressly set forth in the Loan Documents, Lender is not and shall not be an agent of Borrower for any purposes. Lender, by making the Loan or taking any action pursuant to any of the Loan Documents, shall not be deemed a partner or a joint venture with Borrower or fiduciary of Borrower. The relationship between Lender and Borrower shall be that of creditor-debtor only. No term in this Mortgage or in the other Loan Documents and no course of dealing between the parties shall be deemed to create any relationship of agency, partnership or joint venture or any fiduciary duty by Lender to any other party.

          (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Lender pursuant to the Loan
               Documents, including any certificate, statement of profit and loss or other financial statement, survey, appraisal, lease or insurance policy, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Lender.

     4.17 Definitions Include Amendments. Definitions contained in this Mortgage which identify documents, including the Loan Documents, shall be deemed to include all amendments and supplements to such documents from the date hereof, and all future amendments and supplements thereto entered into from time to time to satisfy the requirements of this Mortgage or otherwise with the consent of Lender. Reference to this Mortgage contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Mortgage.

     4.18 Time of Essence. Time is declared to be of the essence in this Mortgage, the Loan Agreement Note, and any Loan Documents and of every part hereof and thereof.

     4.19 Governing Law. This Mortgage has been negotiated, delivered and executed in the State of Illinois and the provisions of this Mortgage are intended to be governed by the laws of the State of Illinois (regardless of conflict of law rules) to the maximum extent permitted by law. However, with respect to the perfection and enforcement of Lender's security interests and rights in the Property, this Mortgage shall be governed and construed in accordance with the laws of the State of Ohio (regardless of conflict of law rules).

     4.20 Jurisdiction and Venue. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS MORTGAGE BE TRIED AND DETERMINED ONLY IN THE FEDERAL COURT LOCATED IN THE NORTHERN DISTRICT OF ILLINOIS, OR THE STATE COURT LOCATED IN THE COUNTY OF COOK, STATE OF ILLINOIS, OR, AT THE SOLE OPTION OF LENDER IN ANY OTHER COURT IN THE STATE OF ILLINOIS OR IN THE STATE OF OHIO IN WHICH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWER AND LENDER EACH HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST THE PREMISES, ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE THE PREMISES, SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND AND LENDER MAY INCLUDE IN ANY SUCH ACTION ANY PENDANT CLAIMS ARISING UNDER ANY LOAN DOCUMENT. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS, THE STATE OF OHIO, AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE AT THE ADDRESS OF BORROWER STATED ABOVE. TO THE EXTENT THAT BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS MORTGAGE

     4.21 WAIVER OF TRIAL BY JURY. BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE, THE NOTE OR THE OTHER LOAN DOCUMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. BORROWER HEREBY EXPRESSLY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS MORTGAGE AND TO MAKE THE LOAN SECURED HEREBY AND BY THE OTHER LOAN DOCUMENTS.

          The remainder of this page has been left intentionally blank.

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Open-Ended Mortgage dated for reference purposes only as if April 25, 2001.

                                 BRE/City Center L.L.C.

                                 BY: Prime Group Realty, L.P.,
                                     a Delaware limited partnership,
                                     its sole member

                                     By: Prime Group Realty Trust,
                                         a Maryland real estate investment
                                         trust, its managing general partner

                                     By: [s] Louis G. Conforti
                                         -------------------------------------
                                          Louis G. Conforti,
                                          Co-President


WITNESS:

By:[s] Michael J. Moran
   ---------------------------------

Name: Michael J. Moran


By:[s] Daniel P. McShane
   ---------------------------------

Name: Daniel P. McShane


This Document Prepared By
Alan S. Ritchie, Esq.
Thompson Hine & Flory LLP
3900 Key Center
127 Public Square
Cleveland, Ohio 44114

After Recording Return To:

Cynthia Jared, Esq.
Sachnoff and Weaver, Ltd.
30 South Wacker Drive
Suite 2900
Chicago, Illinois 60606

State of Illinois )
                           ) SS.
County of Cook    )

     I, Nicole Kristin Genova, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that Louis G. Conforti, personally known to me to be the Co-President of Prime Group Realty Trust, the managing general partner of Prime Group Realty, L.P., which is the sole member of BRE/City Center L.L.C. (the "Company"), and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that, as such Co-President of the managing general partner of the sole member, he signed, sealed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act and deed of the Company for the uses and purposes set forth.

     GIVEN under my hand and official seal, this 27th day of April, 2001.


                                                    [s] Nicole Kristin Genova
                                                    ---------------------------
                                                    Notary Public

                                                    Commission expires:5-28,2002
                                                                       ---------

                                    EXHIBIT A

                                Legal Description

PARCEL NO. 1 (FEE):


Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being a part of Original Two Acre Lots Nos. 94, 95, 96, 107 and 108 and bounded and described as follows:

Beginning in the Northwesterly line of Euclid Avenue, 99 feet in width, at its intersection with the Southwesterly line of East Ninth Street, 99 feet in width; thence South 79(0) 50'00" West along the Northwesterly line of Euclid Avenue,
393.77 feet to its intersection with a line drawn parallel to and distant 2.50 feet Northeasterly by rectangular measurement from the Northeasterly line of land conveyed to The New England Company by deed dated April 12, 1928 and recorded in Volume 3744, Page 255 of Cuyahoga County Records; thence North 10(0) 10'00" West along said parallel line, 119.97 feet to an angle in a concrete building wall; thence North 38(0) 47'35" West, 138.59 feet to a point in a Southeasterly line of Vincent Avenue N.E., 56 feet wide as shown by the Dedication Map of Vincent Avenue, N.E., Widening in Volume 226 of Maps, Page 96 of Cuyahoga County Records, said point being distant North 67(0) 45'28" East, as measured along the Southeasterly line of Vincent Avenue, N.E., 2.68 feet from the Northeasterly line of land conveyed to the New England Company, as aforesaid; thence North 67(0) 45'28" East along the Southeasterly line of Vincent Avenue, N.E., as widened, 190.06 feet to an angle; thence North 55(0) 58'27" East along the Southeasterly line of Vincent Avenue, N.E., as widened,
138.33 feet to its intersection with the Southwesterly line of East Ninth Street; thence South 33(0) 49'35" East along the Southwesterly line of East Ninth Street, 88.62 feet to the Northeasterly corner of land conveyed to The Kope Realty Company by deed dated October 19, 1971 and recorded in Volume 12946, Page 421 of Cuyahoga County Records; thence South 56(0) 10'25" West along the Northwesterly line of land so conveyed to The Kope Realty Company, 132.74 feet to the Northwesterly corner; thence South 33(0) 49'35" East along the Southwesterly line of land so conveyed to The Kope Realty Company about 54.67 feet to the Southwesterly corner thereof; thence North 56(0) 10'25" East along the Southeasterly line of land so conveyed to The Kope Realty Company, 132.74 feet to its intersection with the Southwesterly line of East Ninth Street, 99 feet in width; thence, South 33(0) 49'35" East along the Southwesterly line of East Ninth Street, 225.00 feet to the place of beginning, as shown on the Survey of Garrett & Associates, Inc., dated July 7, 1983.

PARCEL NO. 2 LEASED PARCEL:

Situated in the City of Cleveland, County of Cuyahoga and State of Ohio, and known as being part of Original Two Acre Lot No. 96 and bounded and described as follows:

Beginning on the Southwesterly line of East 9th Street (formerly Erie Street), 99 feet wide, at a point distant South 33(0) 49'35" East, 88.62 feet measured along said Southwesterly line from its intersection with the Southeasterly line of Vincent Avenue, N.E., as shown by the dedication plat recorded in Volume 226 of Maps, Page 96 of Cuyahoga County Records, said point being the most Easterly corner of land conveyed to Edmund Clark, by deed dated February 26, 1835 and recorded in Volume 27, Page 184 of Cuyahoga County Records; thence South 56(0) 10'25" West along the Southeasterly line of land so conveyed to Edmund Clark,
132.74 feet to the Southwesterly line of said Two Acre Lot No. 96; thence South 33(0) 49'35" East along said Southwesterly line, 54.67 feet; thence North 56(0) 10'25" East, parallel with the Southeasterly line of land conveyed to Edmund
Clark , as aforesaid, 132.74 feet to the said Southwesterly line of East 9th Street, thence North 33(0) 49'35" West, along said line of East 9th Street,
54.67 feet to the place of beginning, as shown on the Survey of Garrett & Associates, Inc., dated July 7, 1983.

PARCEL NO. 3 (EASEMENT):

Easement from New England Building, Inc. to Euclid-Ninth Community Urban Redevelopment Corporation, filed for record April 19, 1978 at 3:47 P.M. and recorded in Volume 14690, Page 615 of Cuyahoga County Records, over the following described premises:

The Connecting Passageway Opening, one story in height, eight (8) feet wide, located at the first floor level of the Buildings now situated and to be situated on the premises described in Exhibits A and B, is located on the Easterly Lot line of the premises described in Exhibit A, and commences at a point 27.33 feet North of the intersection of said Easterly Lot line with Northerly line of Euclid Avenue and continues Northerly along said Easterly Lot line, a distance of eight (8) feet.

PIN:              101-27-008
---
                  101-27-009
                  101-27-011
                  101-27-033
                  101-27-034
                  101-27-035

Address:          National City Center
                  1900 East Ninth Street
                  Cleveland, Ohio